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                                                                      EXHIBIT 10

                  Lincoln National Special Opportunities Fund, Inc.
                              1300 South Clinton Street
                               Ft. Wayne, Indiana 46801


                                   December 2, 1982


Lincoln National Special Opportunities Fund, Inc.
1300 South Clinton Street
Ft. Wayne, Indiana 46801

Gentlemen:

     As Counsel for Lincoln National Special Opportunities Fund, Inc., a Maryland corporation (the "Fund"), I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

     I am of the opinion that the Common Stock, $ .01 par value, of the Fund will be, if and when issued by the Fund in the manner and upon the terms set forth in the Registration Statement on Form N-1, validly authorized and issued, fully paid and non-assessable.

     I consent to the filing of this Opinion as an exhibit to the Fund's Registration Statement.

                    Very truly yours,



                    /s/ John L. Steinkamp

                    John L. Steinkamp